UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 12, 2011

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)
600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)
(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 12, 2011, the Board of Directors of the Company amended and restated the Company’s bylaws.  The full text of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of a press release entitled “Bacterin International Holdings Hires Biologics VP of Business Development with Strong Orthopedics Background” is attached as Exhibit 99.1 and incorporated herein.  The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Effective January 12, 2011, the Board of Directors of the Company re-established the Compensation Committee of the Board of Directors.  Our Compensation Committee now consists of Kent Swanson and Michael Lopach.  Both members of our Compensation Committee are independent directors.

The Board also recently appointed Jon Wickwire to become the third member of our Audit Committee.  Our Audit Committee is comprised of the following members:  Michael Lopach (Chair), Kent Swanson and Jon Wickwire.  All of the members of our Audit Committee are independent directors.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

3.2	Amended and Restated Bylaws of Bacterin International Holdings, Inc., as amended and restated effective January 12, 2011

99.1	Press Release of Bacterin International Holdings, Inc., dated January 11, 2011 entitled “Bacterin International Holdings Hires Biologics VP of Business Development with Strong Orthopedics Background”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2011	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ Guy S. Cook
Name: Guy S. Cook
Title: President and Chief Executive Officer

EXHIBIT INDEX

3.2	Amended and Restated Bylaws of Bacterin International Holdings, Inc., as amended and restated effective January 12, 2011

99.1	Press Release of Bacterin International Holdings, Inc., dated January 11, 2011 entitled “Bacterin International Holdings Hires Biologics VP of Business Development with Strong Orthopedics Background”